Exhibit 99.1

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Revenue Increased 25%
to $4.3 Million in Fourth Quarter 2019

●	Fourth quarter revenue growth driven by success in Middle East; International revenue was 6 times greater than prior year and more than double the trailing third quarter

●	Annual revenue of $19.0 million, increased 4.1% over prior year

●	Annual International revenue nearly quadrupled to $1.3 million

●	Reduced total debt by $2.9 million, or 27%, in 2019

VERNAL, UT, March 12, 2020 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the fourth quarter and full-year ended December 31, 2019

Troy Meier, Chairman and CEO, noted, “Revenue from the increased use of our leading technology, the Drill-N-Ream® well bore conditioning tool (“DNR”), in the Middle East drove growth in the quarter. And in fact, North America revenue grew in the quarter despite the dramatic reduction of drilling activity in the U.S., driven by increased tool sales and greater demand for contract services. We believe that this demonstrates continued building of demand for the DNR and further market penetration, as well as the success of our strategy to expand our relationship and opportunities with our leading legacy customer.”

Fourth Quarter 2019 Review ($ in thousands, except per share amounts) (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands,except per share amounts)

	Q4 2019	Q4 2018	$Y/Y Change	% Y/Y Change	Q3 2019	$ Seq. Change	% Seq. Change
Tool Sales/Rental	$1,196	$426	$770	180.5%	$1,361	$(165)	(12.1)%
Other Related Tool Revenue	1,708	1,753	(45)	(2.6)%	1,834	(126)	(6.9)%
Tool Revenue	2,904	2,180	724	33.2%	3,195	(291)	(9.1)%
Contract Services	1,437	1,301	136	10.4%	1,881	(444)	(23.6)%
Total Revenue	$4,341	$3,481	$860	24.7%	$5,076	$(735)	(14.5)%

When compared with the prior-year period, revenue grew 24.7% driven by the increase in Tool Sales and Rental from strong growth in the rental of the DNR in the Middle East, increased tool sales in the U.S. and higher Contract Services revenue as demand from the Company’s legacy customer increased to serve the larger geographic area, additional types of tools being repaired and more custom manufacturing requirements.

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Superior Drilling Products, Inc. Revenue Increased 25% to $4.3 Million in Fourth Quarter 2019 March 11, 2020 Page 2 of 8

Fourth Quarter 2019 Operating Costs

($ in thousands)	Q4 2019	Q4 2018	$ Y/Y Change	% Y/Y Change	Q3 2019	$ Seq. Change	% Seq. Change
Cost of revenue	$2,063	$1,670	$393	23.5%	$2,063	0	0.0%
As a percent of sales	47.5%	48.0%			40.6%
Selling, general & administrative	$1,901	$2,116	$(215)	(10.2)%	$2,502	(601)	(24.0)%
As a percent of sales	43.8%	60.8%			49.3%
Depreciation & amortization	$748	$940	$(192)	(20.4)%	$739	10	1.3%
Total operating expenses	$4,712	$4,726	$(14)	(0.3)%	$5,303	$(591)	(11.1)%
Operating loss	$(371)	$(1,245)	$874	NM	$(227)	$(144)	NM
As a % of sales	(8.5)%	(35.8)%			(4.5)%
Other income (expense) including income tax (expense)	$533	$171	$361	211.0%	$(191)	723	NM
Net income (loss)	$125	$(1,081)	$1,206	NM	$(418)	$542	NM
Diluted earnings (loss) per share	$0.00	$(0.04)	$0.05	NM	$(0.02)	$0.02	NM
Adjusted EBITDA(1)	$621	$233	$387	165.9%	$1,083	$(462)	(42.6)%

(1)See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

The cost of revenue as a percentage of sales decreased 50 basis points over the prior-year period on higher volume, offset by the current higher cost of International revenue as the Company creates greater scale in that market.

The decline in selling, general and administrative expense (SG&A) was the result of higher noncash bonus expense in the prior-year’s fourth quarter, the difference in timing which more than offset higher legal expenses and the cost of international market development efforts in the 2019 fourth quarter.

Net income for the quarter was $125 thousand, up from a net loss of $1.1 million in the fourth quarter of 2018. Adjusted EBITDA(1), a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense and unusual items, expanded as a percent of revenue by 760 basis points to 14.3% compared with the fourth quarter of 2018.

The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

Full Year 2019 Review

($ in thousands,except per share amounts)

	2019	2018	$ Change	% Change
Tool sales/rental	$5,310	$6,580	$(1,270)	(19.3)%
Other Related Tool Revenue	6,806	6,562	244	3.7%
Tool Revenue	$12,116	$13,142	$(1,026)	(7.8)%
Contract Services	6,881	5,104	1,777	34.8%
Total Revenue	$18,997	$18,245	$752	4.1%
Operating expenses	19,899	17,945	1,954	10.9%
Operating (loss) income	$(902)	$300	$(1,202)	(400.4)%
Net loss	$(936)	$(58)	$(878)	NM
Diluted loss per share	$(0.04)	$(0.00)	$(0.03)	NM
Adjusted EBITDA(1)	$3,972	$5,074	$(1,102)	NM

(1)See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net loss to Adjusted EBITDA.

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Superior Drilling Products, Inc. Revenue Increased 25% to $4.3 Million in Fourth Quarter 2019 March 11, 2020 Page 3 of 8

Revenue growth in 2019 was the result of increased Middle East tool rental revenue, more DNR maintenance and royalty revenue as the tool continues to demonstrate its resiliency, and higher demand from the Company’s legacy customer for drill bit and other tool refurbishment and contract manufacturing. This more than offset lower Tool Sales and Rental revenue which reflected a reduction in tool sales.

The increase in operating expenses in 2019 was primarily due to incremental costs associated with the Middle East expansion, the addition of a Texas service center and higher annual noncash bonus expense. Operating loss was $0.9 million in 2019, compared with operating income in 2018 of $0.3 million.

Net loss for 2019 was $0.9 million, or $(0.04) per diluted share. Adjusted EBITDA(1) for 2019 was $4.0 million. Adjusted EBITDA margin was 21% in 2019, compared with 27% in 2018.

Balance Sheet and Liquidity

Cash at the end of the quarter was $1.2 million and working capital was $0.8 million. Capital expenditures were $0.1 million in the quarter and $0.5 million in 2019.

Total debt at the end of the year was $8.0 million, down $2.9 million, or 26.9%, compared with $10.9 million at December 31, 2018. Subsequent to the end of the year, the Company made a $750,000 principal payment on the Hard Rock note. Three remaining payments of $750 thousand in principal are due 2020.

In December 2019, SDP entered into an amended lending agreement which reloaded and expanded its term loan to $1.0 million for total funds to the Company of $350,000. In February 2020, SDP sold an aircraft asset for a gain of $146 thousand and subsequently paid off the $212 thousand remaining on the loan related to the aircraft, resulting in net cash of $117 thousand. The Company believes that cash on hand and cash generated from operations will provide sufficient liquidity for the year to meet its obligations.

2020 Outlook:

Mr. Meier concluded, “2020 has begun strong both in the U.S. and Middle East, and we are making solid progress on discussions to build out our distribution channels in both markets to further our market reach with additional strategic partnerships. However giving the sudden turn of event in the oil and gas industry we are hesitant to provide a forecast at this time. Nonetheless, given our solid business model, strong cost discipline and leading drilling technologies, we believe we can outperform against the headwinds of the industry.”

Definitions and Composition of Product/Service Revenue:

Contract Services Revenue is comprised of drill bit and other repair and manufacturing services.

Other Related Tool Revenue is comprised of royalties and fleet maintenance fees.

Tool Sales/Rental revenue is comprised of revenue from either the sale of tools or tools rented to customers.

Tool Revenue is the sum of Other Related Tool Revenue and Tool Sales/Rental revenue.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to review the financial and operating results for the quarter and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available immediately prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

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Superior Drilling Products, Inc. Revenue Increased 25% to $4.3 Million in Fourth Quarter 2019 March 11, 2020 Page 4 of 8

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Thursday, March 19, 2020. To listen to the archived call, please call (412) 317-6671 and enter conference ID number 13697748, or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, success at expansion in the Middle East, options available for market channels in North America, commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof

For more information, contact investor relations:

Deborah K. Pawlowski, Kei Advisors LLC

(716) 843-3908, dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Superior Drilling Products, Inc. Revenue Increased 25% to $4.3 Million in Fourth Quarter 2019 March 11, 2020 Page 5 of 8

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations

for the Year Ended December 31, 2019 and 2018

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended Ended December 31,
	2019	2018	2019	2018

Revenue
North America	$3,724,893	$3,377,748	$17,682,560	$17,882,929
International	616,117	102,887	1,314,454	362,283
Total revenue	$4,341,010	$3,480,635	$18,997,014	$18,245,212

Operating cost and expenses
Cost of revenue	2,063,117	1,669,955	8,182,546	7,077,344
Selling, general, and administrative expenses	1,900,627	2,115,951	8,287,832	7,107,432
Depreciation and amortization expense	748,333	940,048	3,428,403	3,760,231

Total operating costs and expenses	4,712,077	4,725,954	19,898,781	17,945,007

Operating income (loss)	(371,067)	(1,245,319)	(901,767)	300,205

Other income (expense)
Interest income	8,552	24,927	60,996	55,007
Interest expense	(173,949)	(220,988)	(764,754)	(773,680)
Recovery of related party note	678,148	377,746	678,148	377,746
Loss on Fixed Asset Impairment	-	-	(6,143)	-
Gain (loss) on sale or disposition of assets	1,500	(14,013)	15,647	(14,013)
Total other income (expense)	514,251	167,672	(16,106)	(354,940)

Income (loss) before income taxes	$143,184	$(1,077,647)	$(917,873)	$(54,735)

Income tax expense	(18,550)	(3,640)	(18,550)	(3,640)
Net income (loss)	$124,634	$(1,081,287)	$(936,423)	$(58,375)

Basic income (loss) earnings per common share	$0.00	$(0.04)	$(0.04)	$(0.00)

Basic weighted average common shares outstanding	25,231,845	24,820,600	25,090,283	24,608,967

Diluted income (loss) per common Share	$0.00	$(0.04)	$(0.04)	$(0.00)

Diluted weighted average common shares outstanding	25,231,845	24,820,600	25,090,283	24,608,967

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Superior Drilling Products, Inc. Revenue Increased 25% to $4.3 Million in Fourth Quarter 2019 March 11, 2020 Page 6 of 8

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

(unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$1,217,014	$4,264,767
Accounts receivable, net	3,850,509	2,273,189
Prepaid expenses	139,070	133,607
Inventories	924,032	1,003,623
Asset held for sale	252,704	-
Other current assets	252,178	-
Total current assets	6,635,507	7,675,186

Property, plant and equipment, net	8,045,692	8,226,009
Intangible assets, net	1,986,111	3,686,111
Other noncurrent assets	93,619	51,887
Total assets	$16,760,929	$19,639,193

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$945,414	$717,721
Accrued expenses	683,832	631,860
Customer Deposits	61,421	-
Income tax payable	15,880	3,640
Current portion of long-term debt, net of discounts	4,102,543	4,578,759
Total current liabilities	$5,809,090	$5,931,980

Long-term debt, less current portion, net of discounts	3,848,863	6,296,994
Total liabilities	$9,657,953	$12,228,974

Stockholders’ equity
Common stock (25,418,126 and 25,018,098)	25,418	25,018
Additional paid-in-capital	40,069,391	39,440,611
Accumulated deficit	(32,991,833)	(32,055,410)
Total stockholders’ equity	$7,102,976	$7,410,219
Total liabilities and shareholders’ equity	$16,760,929	$19,639,193

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Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018
(unaudited)

	December 31, 2019	December 31, 2018
Cash Flows From Operating Activities
Net Loss	$(936,423)	$(58,375)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,428,403	3,760,231
Amortization of debt discount	-	77,641
Share based compensation expense	629,180	518,956
Impairment of inventories	-	116,396
Loss on sale or dispositon of assets	21,921	14,013
Impairment on asset held for sale	6,143	-
Amortization of deferred loan cost	14,942	-
Changes in operating assets and liabilities:
Accounts receivable	(1,577,320)	393,853
Inventories	(680,904)	77,760
Prepaid expenses and other current assets	(299,373)	(58,010)
Accounts payable and accrued expenses	257,533	(215,646)
Income tax expense	12,240	3,640
Other long-term liabilities	61,421	-
Net Cash Provided By Operating Activities	937,763	4,630,459

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(509,055)	(745,204)
Net Cash Provided By (Used In) Investing Activities	(509,055)	(745,204)

Cash Flows From Financing Activities
Principal payments on debt	(4,746,145)	(2,009,941)
Proceeds received from debt borrowings	1,150,000	-
Payments on Revolving Loan	(1,924,939)	-
Proceeds received from Revolving Loan	2,118,226	-
Proceeds from Exercised Options	-	14,274
Debt issuance Costs	(73,603)	-
Net Cash Used In Financing Activities	(3,476,461)	(1,995,667)

Net Increase (Decrease) in Cash	(3,047,753)	1,889,588
Cash at Beginning of Period	4,264,767	2,375,179
Cash at End of Period	$1,217,014	$4,264,767

Supplemental information:
Cash paid for interest	$856,012	$577,814
Non-cash payment of other liabilities by offsetting recovery of related-party note receivable	$678,148	$377,746
Acquisition of equipment by issuance of Liability	559,304	$-
Inventory converted to property, plant and equipment	$760,495	$-

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Superior Drilling Products, Inc. Revenue Increased 7% to $5.1 Million in Third Quarter 2019 March 11, 2020 Page 8 of 8

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation
(unaudited)

($, in thousands)	Three Months Ended
	December 31, 2019	December 31, 2018	September 30, 2019

GAAP net income	$124,634	$(1,081,287)	$(417,758)
Add back:
Depreciation and amortization	748,333	940,048	738,555
Interest expense, net	165,397	93,929	184,502
Share-based compensation	155,464	146,745	155,749
Net non-cash compensation	88,200	377,746	415,438
Income tax expense	18,550	3,640	-
Inventory impairment	-	116,396	-
(Gain) Loss on disposition of assets	(1,500)	14,013	6,143
Recovery of Related Party Note Receivable	(678,148)	(377,746)	-
Non-GAAP adjusted EBITDA(1)	$620,930	$233,484	$1,082,629

GAAP Revenue	$4,341,010	$3,480,635	$5,076,215
Non-GAAP Adjusted EBITDA Margin	14.3%	6.7%	21.3%

	Year Ended
	December 31, 2019	December 31, 2018

GAAP net income	$(936,423)	$(58,375)
Add back:
Depreciation and amortization	3,428,403	3,760,231
Interest expense, net	703,758	718,673
Net non-cash compensation	680,038	377,746
Share-based compensation	629,180	518,956
Inventory Impairment	136,000	116,396
Income tax expense	18,550	3,640
Impairment on asset held for sale	6,143	-
(Gain) Loss on disposition of assets	(15,647)	14,013
Recovery of related party note receivable	(678,148)	(377,746)
Non-GAAP Adjusted EBITDA(1)	$3,971,854	$5,073,534

GAAP Revenue	$18,997,014	$18,245,212
Non-GAAP Adjusted EBITDA Margin	20.9%	27.8%

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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